POLICY NUMBER: BFBD-45000280-22	BCR ALL 00 01 15
NAMED INSURED: TCG BDC, Inc.	ENDORSEMENT #: 18
EFFECTIVE DATE: 10/02/2017	EXPIRATION DATE: 04/12/2018
DATE OF ISSUANCE: 09/26/2017

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

CHANGE ENDORSEMENT

Change Number	Effective Date Of Change
2	12:01 A.M. on: 10/02/2017

The Named Insured is changed to:

The following Insured(s) is added as a Named Insured:

TCG BDC II, Inc.

The following Insured(s) is deleted as a Named Insured:

NF Investment Corp.

The Mailing Address is changed to:

The Policy Period is:
Extended to:	Reduced to:

Other:

Premium:
No Change in Premium

All other terms, conditions, limitations and exclusions remain unchanged.

BCR ALL 00 01 15	Page 1 of 1 ☐

RIDER

To be attached to and form part of Financial Institution Bond, Standard Form No. 14, No. BFBD-45000280-22 in favor of TCG BDC, Inc.

It is agreed that:

1. At the request of the Insured, the Underwriter:

☒	adds to the list of Insured under the attached bond the following:

TCG BDC II, Inc.

☒	deducts from the list of Insured under the attached bond the following:

NF Investment Corp.

2.	This rider is effective as of 12:01 a.m. on 10/02/2017.

Accepted:

ADDING OR DEDUCTING INSUREDS RIDER

FOR USE WITH ALL FORMS OF BONDS CONTAINING A JOINT INSURED CLAUSE OR RIDER, TO ADD OR DEDUCT JOINT INSUREDS.

REVISED TO SEPTEMBER, 2007

SR 5109b	Copyright, The Surety & Fidelity Association of America, 2007	Page 1 of 1